                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            SEER TECHNOLOGIES, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                                     LOGO
                [LOGO OF SEER TECHNOLOGIES, INC. APPEARS HERE]
                            SEER TECHNOLOGIES, INC.
                             8000 Regency Parkway
                          Cary, North Carolina 27511

                                                               January 26, 1998

Dear Stockholder:

  You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Seer Technologies, Inc. to be held at The Solution Center, 1101 Slater Road, Brighton Hall, Research Triangle Park, North Carolina 27703 on February 20, 1998 at 10:30 a.m., local time. I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

  The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. We also will report on the operations of the Company during the past year and during the first quarter of fiscal 1998, as well as on our plans for the future.

  We are including with this Proxy Statement a copy of the Company's Annual Report. It contains information on the Company's operations, markets, products and services as well as the Company's audited financial statements.

  Please take this opportunity to become involved in the affairs of the Company. Whether or not you expect to be present at the meeting, please complete, date, sign and mail the enclosed proxy in the envelope provided. Returning the proxy does NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                          Sincerely,

                                          /s/ Thomas A. Wilson

                                          Thomas A. Wilson
                                          President, Chief Executive Officer
                                          and Director

                            SEER TECHNOLOGIES, INC.
                              8000 REGENCY PARKWAY
                           CARY, NORTH CAROLINA 27511

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 20, 1998

TO THE STOCKHOLDERS OF SEER TECHNOLOGIES, INC.:

  Notice is hereby given that the Annual Meeting of Stockholders of Seer Technologies, Inc. (the "Company") will be held at The Solution Center, 1101 Slater Road, Brighton Hall, Research Triangle Park, North Carolina 27703 on February 20, 1998, at 10:30 a.m., local time, for the following purposes:

  1. To elect six (6) directors to the Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified.

  2. To approve an amendment to the Company's Stock Option and Restricted Stock Purchase Plan increasing the number of shares of Common Stock subject to awards under such plan from 2,900,000 to 3,550,000.

  3. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants.

  4. To transact such other business as may properly come before the meeting and any adjournment(s) thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

  The close of business on January 15, 1998 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

                                   By Order of the Board of Directors,

                                   /s/ Dennis McKinnie

                                   Dennis McKinnie
                                   Vice President, General Counsel and
                                   Corporate Secretary

Cary, North Carolina
January 26, 1998

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

                            SEER TECHNOLOGIES, INC.

                             8000 REGENCY PARKWAY
                          CARY, NORTH CAROLINA 27511

                                PROXY STATEMENT

  This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of Seer Technologies, Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form for use at the Annual Meeting of Stockholders of the Company to be held at The Solution Center, 1101 Slater Road, Brighton Hall, Research Triangle Park, North Carolina 27703 at 10:30 a.m., local time, on February 20, 1998, and at any adjournment thereof (the "Annual Meeting"). This Proxy Statement and the accompanying Notice of Annual Meeting and Form of Proxy are being mailed to the Company's stockholders on January 26, 1998.

                                    VOTING

  If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Annual Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any stockholder who gives a proxy may revoke it at any time before it is exercised by giving a later proxy, by attending the meeting and voting in person or by giving notice of revocation to the Company's Secretary. Executed but unmarked proxies will be voted "FOR" each of the proposals described in this Proxy Statement and in accordance with the best judgment of the proxy holders on any other matter that may properly come before the meeting.

  The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the common stock, $.01 par value per share ("Common Stock") and Series A Convertible Preferred Stock, $.01 par value per share ("Preferred Stock") entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a quorum exists, the affirmative vote of a plurality of the votes cast by the holders of Common Stock and by the holders of Preferred Stock, voting as a single class, will be required for the election of directors. To approve the other proposals described in this Proxy Statement or any other proposal properly brought before the meeting, the affirmative vote of a majority of the shares of Common Stock and Preferred Stock (collectively, the "Shares") present or represented at the meeting and voted on a proposal as a single class will be required. Stockholder votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting.

  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. If authority to vote for one or more director nominees is withheld, no vote will be cast with respect to the shares represented and the outcome of the election will not be affected. Abstentions will be counted in tabulations of votes cast on the other proposals presented to the stockholders; consequently, abstentions will have the effect of votes against the proposals to which they relate. Broker non-votes, which do not exist in the context of the election of directors, are not counted for purposes of determining whether a proposal has been approved. As a result, broker non-votes will have no effect on any matter presented for approval.

  The close of business on January 15, 1998 has been fixed by the Board of Directors as the record date for the determination of stockholders of the Company entitled to vote at the Annual Meeting. As of that date, the Company had 11,935,773 shares of Common Stock outstanding, with each share being entitled to one vote, and 2,094,143 shares of Preferred Stock outstanding, with each share being entitled to one vote. It is anticipated that the outstanding Shares beneficially owned by executive officers and directors of the Company, aggregating approximately 65.8% of the votes entitled to be cast, will be voted in favor of each of the proposals listed herein.

  The expense of the solicitation of proxies will be borne by the Company. Following the original mailing of the proxy material, solicitation of proxies may be made by mail, telephone, telegraph, courier service, or personal interview by certain of the regular employees of the Company, who will receive no additional compensation for their services. In addition, the Company will reimburse brokers and other nominees for their reasonable expenses incurred in forwarding soliciting material to beneficial owners.

                        BENEFICIAL OWNERSHIP OF SHARES

  The following table sets forth certain information as of December 31, 1997 with respect to beneficial ownership of Shares by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock or Preferred Stock, (ii) each of the Company's directors and director nominees, (iii) the executive officers of the Company named in the Summary Compensation Table (the "named executives") and (iv) all directors and executive officers of the Company as a group.

  Stock ownership information has been furnished to the Company by the named person. Beneficial ownership as reported in this section was determined in accordance with Securities and Exchange Commission regulations and includes Shares as to which a person possesses sole or shared voting and/or investment power and Shares that may be acquired on or before March 1, 1998 upon the exercise of stock options. Except as otherwise stated in the footnotes below, the named persons have sole voting and investment power with regard to the Shares shown as beneficially owned by such persons.

                                                                         COMBINED COMMON
                                                                          AND PREFERRED
                             COMMON STOCK         PREFERRED STOCK            STOCK(1)
                          ---------------------- ---------------------- -------------------------
                           NO. OF       PERCENT   NO. OF       PERCENT   NO. OF          PERCENT
NAME OF BENEFICIAL OWNER   SHARES       OF CLASS  SHARES       OF CLASS  SHARES          OF CLASS
------------------------  ---------     -------- ---------     -------- ---------        --------
Welsh, Carson, Anderson
 & Stowe ("WCAS")(2)....  7,092,122(3)    59.4%  2,084,012(4)    99.5   9,176,134(3)(4)    65.4%
Bruce K. Anderson(5)....  6,883,941(6)    57.7   2,019,173(7)    96.4   8,903,114(6)(7)    63.5
Frank T. Cary...........     37,697(8)       *           0          0      37,697(8)          *
Anthony J. de Nicola(5).  6,754,509(9)    56.6   1,979,655(10)   94.5   8,734,164(9)(10)   62.3
George L. McTavish......     10,000(11)      *           0          0      10,000(11)         *
Robert A. Minicucci(5)..  6,331,719(9)    53.0   1,987,086(10)   94.9   8,318,805(9)(10)   59.3
Thomas A. Wilson........    100,000(12)      *           0          0     100,000(12)         *
Steven Dmiszewicki......     33,432(13)      *           0          0      33,432(13)         *
Dennis McKinnie.........     13,208(14)      *           0          0      13,208(14)         *
Michael Reiff...........     25,000(15)      *           0          0      25,000(15)         *
All current directors
 and executive officers
 as a group (11
 persons)...............  7,316,750(16)   60.4   2,028,628       96.9   9,345,378(16)      65.8

--------
 *Represents less than one percent of the outstanding shares.
 (1) Holders of Preferred Stock vote together with the holders of Common Stock on all matters to be voted upon by the Company's stockholders. Each share of Preferred Stock is entitled to one vote. The percentages listed under the heading "Percent of Class" are calculated based on the number of shares of Common Stock and Preferred Stock outstanding at December 31, 1997.
 (2) The address of WCAS is 320 Park Avenue, Suite 2500, New York, New York
     10022.
 (3) Includes 6,305,132 shares held by Welsh, Carson, Anderson and Stowe VI, L.P. ("WCAS VI"); 74,446 shares held by WCAS Information Partners II, L.P. ("WCAS Information Partners"); 446,189 shares held by WCAS Capital Partners II, L.P. ("WCAS II"); and 266,355 shares held by general partners of WCAS. WCAS is general partner of each of the foregoing limited partnerships. The principals of WCAS are Bruce K. Anderson, Russell L. Carson, Anthony J. de Nicola, James B. Hoover, Thomas E. McInerney, Robert A. Minicucci, Andrew M. Paul, Richard A. Stowe, Laura Van Buren and Patrick J. Welsh.
 (4) Includes 1,978,643 shares held by WCAS VI; 23,643 shares held by WCAS Information Partners and 81,726 shares held by the general partners of WCAS named in Note (3).
 (5) The indicated person is a general partner of WCAS and certain WCAS affiliates (collectively, the "WCAS Group"). As such, he may be deemed the beneficial owner of some of the Shares that may be deemed beneficially owned by the WCAS Group as described in Notes (3) and (4). The indicated person disclaims such beneficial ownership except to the extent of his direct partnership interests in the WCAS Group. His address is the same as the address listed for WCAS in Note (2).
 (6) Includes the shares held by WCAS VI, WCAS Information Partners and WCAS II described in Note (3).
 (7) Includes the shares held by WCAS VI and WCAS Information Partners described in Note (4).
 (8) Includes 8,333 shares subject to options exercisable on or before March 1, 1998.
 (9) Includes the shares held by WCAS VI and WCAS II described in Note (3).
(10) Includes the shares held by WCAS VI described in Note (4).
(11)Consists of 10,000 shares subject to options exercisable on or before March 1, 1998.
(12)Consists of 100,000 shares subject to options exercisable on or before March 1, 1998.
(13)Includes 25,000 shares subject to options exercisable on or before March 1, 1998.
(14)Includes 9,458 shares subject to options exercisable on or before March 1, 1998.
(15)Consists of 25,000 shares subject to options exercisable on or before March 1, 1998.
(16)Includes 183,082 shares subject to options exercisable on or before March 1, 1998.

                             ELECTION OF DIRECTORS
                                (PROPOSAL ONE)

  The Board of Directors has nominated Bruce K. Anderson, Frank T. Cary, Anthony J. de Nicola, George L. McTavish, Robert A. Minicucci and Thomas A. Wilson for election as directors at the 1998 Annual Meeting of Stockholders. All nominees currently are members of the Board of Directors and have consented to serve as directors if elected. Each of the directors elected at the 1998 Annual Meeting of Stockholders will serve until the 1999 Annual Meeting of Stockholders and until the election and qualification of his successor or until his earlier death, resignation or removal.

  It is the intention of the persons named as proxies to vote the proxies FOR the election to the Board of Directors of the six nominees named above, unless a stockholder directs otherwise. In the event that a vacancy (which is not anticipated) arises among the nominees prior to the Annual Meeting, the proxy will be voted for the remaining nominees and may be voted for a substitute nominee designated by the Board of Directors. The affirmative vote of a plurality of the votes cast by the holders of Common Stock and the holders of Preferred Stock, voting together as a single class, will be required to elect each of the nominees as a director of the Company for the ensuing year.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROPOSAL.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND DIRECTOR NOMINEES

  Set forth below with respect to each nominee is his name, age, principal occupation and business experience for the past five years and length of service as a director of the Company.

BRUCE K. ANDERSON
Director since July 1994   Age: 57

  Mr. Anderson has been a director of the Company since July 1994 following the acquisition of a majority interest in the Company by WCAS in June 1994. He has been a general partner of the sole general partner of WCAS since its formation in 1979. Prior to 1979, Mr. Anderson served as Executive Vice President and a director of Automatic Data Processing, Inc. Mr. Anderson also serves as a director of several privately held companies.

FRANK T. CARY
Director since March 1995  Age: 77

  Mr. Cary has served as a director of the Company since March 1995. He is the retired Chairman of the Board of IBM. He served as IBM's Chief Executive Officer from 1973 to 1981 and as a member of IBM's Board of Directors and its executive committee until April 1991. Mr. Cary is also a director of Celgene Corporation, Cygnus Therapeutic Systems, ICOS Corporation, Lexmark International, Inc., SPS Transaction Services, Inc., Vion Pharmaceuticals, Inc. and Lincare Holdings, Inc. and serves as a director of several private companies.

ANTHONY J. DE NICOLA
Director since July 1994   Age: 33

  Mr. de Nicola has been a director of the Company since July 1994 following the acquisition of a majority interest in the Company by WCAS in June 1994. He joined WCAS in 1994 after having been employed by William Blair & Company since 1990, specializing in financing middle market buyouts. From 1986 to 1988, Mr. de Nicola was employed in the Mergers and Acquisitions Department of Goldman, Sachs & Co. From 1988 to 1990, Mr. de Nicola attended The Harvard University Graduate School of Business Administration, where he earned an M.B.A. with distinction. He serves on the board of directors of a number of private companies.

GEORGE L. MCTAVISH
Director since October 1995Age: 56

  Mr. McTavish has been a director of the Company since October 1995. He is currently President and Chief Executive Officer of BenView Capital. He served as Chairman and Chief Executive Officer of Comdata Holdings Corporation ("Comdata") from March 1992 until November 1997. Prior to his time at Comdata, Mr. McTavish served as Chairman and Chief Executive Officer of Hogan Systems, Inc. Prior to that, he served as Executive Vice President and Chief Operating Officer of SEI Corporation. Mr. McTavish is also a member of the Board of Directors of Broadway & Seymour, Inc. and serves on the board of two charitable organizations.

ROBERT A. MINICUCCI
Director since July 1994   Age: 45

  Mr. Minicucci has served as Chairman of the Board of Directors of the Company since July 1994 following the acquisition of a majority interest in the Company by WCAS in June 1994. Mr. Minicucci has been a general partner of WCAS since 1993. From 1992 to 1993, he served as Senior Vice President and Chief Financial Officer of First Data Corporation and from 1991 to 1992 as Senior Vice President and Treasurer of the American Express Company. From 1988 to 1991, he served as Managing Director of Lehman Brothers, where he began his career in 1979. Mr. Minicucci serves on the boards of directors of Alliance Data Systems, a private label credit card processor; Attachmate Corporation, which produces software for enterprise/connectivity and remote access; and Global Knowledge Network, an information technology education and training company.

THOMAS A. WILSON
Director since August 1996 Age: 58

  Mr. Wilson has served as President and Chief Executive Officer and as a director of the Company since August 1996. He served as President and Chief Operating Officer of Liveworks, a video conferencing company, from 1993 to August 1996 and as President and Chief Operating Officer of Viewstar Corporation, a client/server software company, from 1992 to 1993. Prior to 1992, he was employed by Oracle Corporation, a relational database company, as Vice President and General Manager, Federal Division (1990-1992) and as Group Vice President, OEM Sales (1989-1990).

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors is responsible for the overall affairs of the Company. To assist the Board of Directors in carrying out this responsibility, the Board has delegated certain authority to several committees. Information concerning those committees follows. Each director attended over 75% of the meetings of the Board and of any committees on which he served in fiscal 1997, except that Mr. Cary attended two-thirds of such meetings.

  Messrs. Anderson, McTavish and Minicucci serve on the Compensation Committee of the Board of Directors. The Compensation Committee establishes remuneration levels for officers of the Company, reviews management organization and development, reviews significant employee benefit programs and establishes and administers executive compensation programs. The disinterested members of the Compensation Committee also administer the Company's Stock Option and Restricted Stock Purchase Plan. The Compensation Committee met seven times during fiscal 1997.

  Messrs. Cary and de Nicola presently serve on the Audit Committee of the Board of Directors. The Audit Committee recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of the Company's internal accounting staff. The Audit Committee met twice during fiscal 1997.

  Mr. de Nicola serves on the Finance Committee of the Board of Directors. The Finance Committee is authorized by the Board to approve significant levels of borrowing under the Company's credit facility. The Finance Committee did not meet during fiscal 1997.

  The Board of Directors as a whole functions as the nominating committee to select the nominees for election as directors of the Company. The Board of Directors will consider nominees recommended by stockholders if submitted to the Company on or before September 24, 1998. See "Stockholder Proposals for the 1999 Annual Meeting" below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee is comprised of Messrs. Anderson, McTavish and Minicucci. Mr. Minicucci is the Chairman of the Company's Board of Directors. None of the members of the Compensation Committee has served as an executive officer of the Company and no executive officer of the Company has served as a member of the Compensation Committee of any other entity of which Mr. Anderson, McTavish or Minicucci has served as an executive officer.

DIRECTOR COMPENSATION

  The Board of Directors held seven meetings during fiscal 1997. Outside directors receive an annual retainer of $7,500 per year and $1,000 for each meeting of the Board of Directors attended. In fiscal 1997, Mr. Cary received 4,364 shares of Common Stock in lieu of his annual retainer and attendance fees. In addition, under the Company's Stock Option Plan for Non-Employee Directors, directors who are not employed by the Company or affiliated with WCAS are granted, upon their election to the Board of Directors, options to purchase 10,000 shares of Common Stock for a price equal to the fair market value of the shares as of the date of election. The options vest in one-third increments on each of the first through third anniversaries of the grant date. No additional amounts are paid by the Company for committee participation or special assignments.

  On December 12, 1996, the Compensation Committee reduced the exercise price of the 10,000 options granted to each of Messrs. Cary and McTavish from $14.50 per share to $4.75 per share. All other terms of the options remained the same.

ADDITIONAL INFORMATION

  For additional information that should be considered with regard to the election of directors, see "Executive Compensation," "Stock Performance Graph" and "Compliance With Section 16(a) of the Securities Exchange Act of 1934" below.

                              EXECUTIVE OFFICERS

  The Company's current executive officers are listed below, together with their age, position with the Company and business experience for the past five years.

THOMAS A. WILSON           Age: 58

  Mr. Wilson is the President and Chief Executive Officer of the Company. Please refer to the section of this Proxy Statement entitled "Additional Information Concerning the Board of Directors and Director Nominees" for additional information regarding Mr. Wilson's experience.

STEVEN DMISZEWICKI         Age: 35

  Mr. Dmiszewicki has served as Senior Vice President and Chief Financial Officer of the Company since October 1996. From July 1996 to October 1996, he was employed by Healthpoint G.P. as Vice President, Chief Financial and Administrative Officer. From February 1996 until he left the Company to join Healthpoint, Mr. Dmiszewicki served the Company as Vice President and Chief Financial Officer. From January 1993 until February 1996, Mr. Dmiszewicki served as the Company's Vice President--Finance, and from August 1990 until January 1993, he was employed as the Company's Corporate Controller. Prior to that, Mr. Dmiszewicki was employed in various positions in the New York investment banking community. Mr. Dmiszewicki, a Certified Public Accountant, obtained his B.S. in Business Administration from Bucknell University.

MICHAEL A. REIFF           Age: 43

  Mr. Reiff has served as the Company's Senior Vice President, Worldwide Marketing since January 6, 1997. From 1995 to 1997, he served as a principal of Compact Vending Corporation, a full-service vending company. He served as Vice President of Marketing of Amdahl Corporation, which designs and sells mainframe hardware and application development software, from 1993 to 1994. Mr. Reiff was also employed as Vice President, Pacific Rim Operations, of TeraData Corporation, a computer manufacturer, and as President of ShareBase Technology, a TeraData subsidiary, from 1991 until its acquisition in 1992.

TED VENEMA                 Age: 45

  Mr. Venema has served as the Company's Senior Vice President and Chief Technical Officer since May 1997. From 1994 to May 1997, Mr. Venema served as Chief Technological Officer for the Antares Alliance Group, a software company. Prior thereto, he served as Director of Development at Software AG for a period of nine years.

DENNIS MCKINNIE            Age: 41

  Mr. McKinnie joined the Company as Vice President and General Counsel in November 1994. He has also served as Corporate Secretary of the Company since February 1996 and as Assistant Secretary prior thereto. From September 1989 to October 1994, he was associated with the Atlanta, Georgia law firm of Powell, Goldstein, Frazer & Murphy, where he was a member of that firm's Technology Litigation Group. Prior to becoming associated with Powell, Goldstein, he was Staff Counsel to the Supreme Court of the United States. During his 12 years of law practice, he also clerked for the Alabama Supreme Court and the United States Court of Appeals for the Eleventh Circuit. Mr. McKinnie holds a B.A. from Union University and a J.D. from the Cumberland School of Law of Samford University.

S. CRAIG HUKE              Age: 36

  Mr. Huke has served as Vice President and Corporate Controller of the Company since September 1997. From October 1996 until September 1997, Mr. Huke served as the Company's Corporate Controller and from November 1994 until October 1996 he served as the Company's Director of Financial Reporting and Analysis. From September 1992 until November 1994, Mr. Huke served as Director of Financial Analysis of Legent Corporation, and he served as Assistant Controller of Goal Systems International from September 1991 until its acquisition in September 1992.

                            EXECUTIVE COMPENSATION

  The following summary compensation table sets forth the compensation earned by the Company's current Chief Executive Officer and the three other executive officers serving at the end of fiscal 1997 whose salary and bonus exceeded $100,000 for services rendered to the Company during fiscal 1997. The table reflects compensation earned for each of the last three years or for such shorter period of service as an executive officer as is reflected below. For the principal terms of the options granted during fiscal 1997, see "--Option Grants in Fiscal 1997."

SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM COMPENSATION
                                                                ---------------------------------
                                  ANNUAL COMPENSATION                  AWARDS             PAYOUTS
                              ------------------------------    -----------------------   -------
                                                     OTHER
                                                    ANNUAL      RESTRICTED   SECURITIES
  NAME AND PRINCIPAL   FISCAL                       COMPEN-       STOCK      UNDERLYING    LTIP    ALL OTHER
       POSITION         YEAR   SALARY   BONUS      SATION(1)     AWARD(S)     OPTIONS     PAYOUTS COMPENSATION
  ------------------   ------ -------- --------    ---------    ----------   ----------   ------- ------------
Thomas A. Wilson        1997  $280,000 $252,000(2) $ 69,215(3)   $     0            0       $ 0       $ 0
 President, Chief       1996  $ 23,341 $      0    $125,000(3)   $     0      400,000       $ 0       $ 0
 Executive Officer and
 Director
Steven Dmiszewicki      1997  $154,000 $172,000(5) $      0      $     0      100,000       $ 0       $ 0
 Senior Vice President  1996  $104,583 $      0    $      0      $     0        2,500(6)    $ 0       $ 0
 and Chief Financial    1995  $113,250 $ 35,000    $      0      $     0       20,000(6)    $ 0       $ 0
 Officer(4)
Dennis McKinnie         1997  $145,000 $ 45,000    $      0      $16,850(7)    40,500       $ 0       $ 0
 Vice President and     1996  $127,500 $      0    $      0      $     0        2,000       $ 0       $ 0
 General Counsel        1995  $120,000 $ 30,000    $      0      $     0       10,000       $ 0       $ 0
Michael Reiff           1997  $118,867 $156,414(8) $ 47,150(3)   $     0      100,000       $ 0       $ 0
 Senior Vice President
 of Worldwide
 Marketing

--------
(1) Except as noted in Note (2) below, the indicated amounts do not reflect non-cash compensation in the form of personal benefits provided by the Company that may have value to the recipient. Although such compensation cannot be determined precisely, the Company has concluded that except as noted in Note (2) below, the aggregate value of such benefits awarded to any named executive officer did not exceed the lesser of $50,000 or 10% of his salary and bonus for any fiscal year to which such benefits pertain.
(2) Includes $109,000 that was advanced to Mr. Wilson for the purchase of his home during fiscal 1997 and credited against his fiscal 1997 bonus.
(3) Reflects amounts paid to reimburse the named executive for expenses incurred in connection with his relocation to the Cary, North Carolina area.
(4) Mr. Dmiszewicki served as Vice President Finance of the Company from 1993 to February 1996 and as Vice President and Chief Financial Officer of the Company from February 1996 to June 1996, at which time he left the Company. He returned to the Company in October 1996 and has since served as its Senior Vice President and Chief Financial Officer.
(5) Includes a $100,000 bonus granted pursuant to the terms of his employment agreement. See "Employment Agreements."
(6) The unvested portions of the indicated options were cancelled in July
    1996.
(7) Reflects the value of 2,500 shares of restricted stock granted on December 12, 1996 at a purchase price of $.01 per share. The value is calculated based on the fair market value of the Common Stock on December 12, 1996, which was $6.75 per share. As of September 30, 1997, Mr. McKinnie held 2,500 shares of restricted stock valued at $11,850, based on the fair market value of the Common Stock on that date, which was $4.75 per share. All of Mr. McKinnie's restricted shares vested on December 31, 1997.
(8) Includes a $30,000 bonus granted pursuant to the terms of his employment agreement. See "Employment Agreements."

  The following table sets forth information regarding each grant of stock options to each of the named executives during fiscal 1997. The Company is required to withhold from the shares issued upon exercise a number of shares sufficient to satisfy applicable withholding tax obligations. The Company did not award any stock appreciation rights ("SARs") during fiscal 1997.

OPTION GRANTS IN FISCAL 1997

                               INDIVIDUAL GRANTS

                                                                         POTENTIAL REALIZABLE VALUE
                         NUMBER OF     PERCENT OF                          AT ASSUMED ANNUAL RATES
                         SECURITIES   TOTAL OPTIONS                          OF APPRECIATION FOR
                         UNDERLYING    GRANTED TO   EXERCISE                     OPTION TERM
                          OPTIONS     EMPLOYEES IN    PRICE   EXPIRATION ---------------------------
NAME                      GRANTED      FISCAL YEAR  ($/SHARE)    DATE       5% ($)       10% ($)
----                     ----------   ------------- --------- ---------- ------------ --------------
Mr. Wilson..............         0      0.0%         $   --          --  $         -- $           --
Mr. Dmiszewicki.........  100,000(1)   11.8%         $5.00     10/21/06  $    814,447     $1,296,871
Mr. McKinnie............   38,000(2)    4.5%         $3.75     11/01/06  $    232,117 $      369,608
                            2,500(3)    0.3%         $4.75     12/31/07  $     19,343 $       30,801
Mr. Reiff...............  100,000(4)   11.8%         $3.75     1/06/07       $610,835 $      972,653

--------
(1) Of the indicated options, 25% vested on October 21, 1997 and the remaining options will vest annually in three additional 25% increments.
(2) The indicated options vest annually in four 25% increments commencing on April 15, 1998.
(3) The indicated options vested on December 31, 1997.
(4) The indicated options vest annually in four 25% increments commencing on January 1, 1998.

  The following table sets forth information concerning the options exercised during fiscal 1997 and held at September 30, 1997 by the named executives.

FISCAL 1997 YEAR-END OPTION HOLDINGS AND VALUES

                                             NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                            UNDERLYING UNEXERCISED         IN-THE-MONEY
                          SHARES           OPTIONS AT SEPTEMBER 30,  OPTIONS AT SEPTEMBER 30,
                         ACQUIRED                    1997                     1997(1)
                            ON     VALUE   ------------------------- -------------------------
          NAME           EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------- -------- ----------- ------------- ----------- -------------
Mr. Wilson..............     0      $ 0      100,000      300,000      $93,750     $281,250
Mr. Dmiszewicki.........     0      $ 0            0      100,000      $     0     $175,000
Mr. McKinnie............     0      $ 0        9,458       43,042      $26,223     $128,517
Mr. Reiff...............     0      $ 0            0      100,000      $     0     $300,000

--------
(1) Calculated by subtracting the exercise price from $6.75 per share, the closing price of the Company's Common Stock as reported by the Nasdaq Stock Market on September 30, 1997, and multiplying the difference by the number of shares underlying each option.

EMPLOYMENT AGREEMENTS

  Pursuant to a letter agreement dated August 8, 1996, Mr. Wilson is entitled to receive an annual salary of $280,000, subject to review annually by the Compensation Committee. In addition, at the end of each fiscal year, he will receive incentive compensation equal to 50% to 100% of his annual salary, with a minimum bonus of $140,000 for fiscal 1997 and payment thereafter to be determined by the Compensation Committee based on the Company's achievement of its annual operating plan. Mr. Wilson's salary and bonus for fiscal 1997 are listed above in the Summary Compensation Table, and his salary for fiscal 1998 has been adjusted to $305,000 per year. Mr. Wilson also received options with the terms described in the Summary Compensation Table for fiscal 1996 and reimbursement for moving expenses. In the event of termination of his employment, Mr. Wilson will receive 12 months of salary.

  Pursuant to a letter agreement dated September 23, 1996, Mr. Dmiszewicki is entitled to receive an annual salary of $160,000. In addition, at the end of each fiscal year, he is entitled to incentive compensation equal to 25% to 50% of his annual salary, with a minimum bonus of $40,000 for fiscal 1997. Mr. Dmiszewicki's salary and bonus for fiscal 1997 are listed above in the Summary Compensation Table, and his salary for fiscal 1998 has been adjusted to $170,000 per year. Mr. Dmiszewicki also received options with the terms described in the table entitled "Option Grants in Fiscal 1997" and options to purchase an additional 50,000 shares of Common Stock on October 1, 1997. The exercise price of such options is $7.00 per share and they vest in four annual increments of 25% commencing on October 1, 1998. Mr. Dmiszewicki also received a one-time bonus of $100,000. In the event of termination of his employment other than for cause during his first 24 months of employment, his base salary will be continued until the earlier of: (i) 12 months after the date of his termination or (ii) his full time employment in another position.

  Pursuant to a letter agreement dated December 13, 1996, Mr. Reiff is entitled to receive an annual salary of $160,000. In addition, Mr. Reiff will be eligible to participate in a discretionary bonus program based upon the Company's performance and attainment of Mr. Reiff's individual goals, with an anticipated bonus potential of approximately 50% of his annual salary and a minimum bonus of $80,000 for fiscal 1997. Mr. Reiff also received a one-time bonus of $30,000. Mr. Reiff's salary and bonus for fiscal 1997 are listed above in the Summary Compensation Table, and his salary for fiscal 1998 has been adjusted to $165,000 per year. He also received the options described in the table entitled "Option Grants in Fiscal 1997." Mr. Reiff was also reimbursed for moving expenses in the amounts shown in the Summary Compensation Table. In the event of his termination of employment other than for cause during his first 24 months with the Company, Mr. Reiff will receive his annual salary for a period of 12 months following the effective date of termination.

NON-COMPETITION AGREEMENTS

  All executive officers and substantially all of the Company's employee-stockholders (each, an "Employee-Stockholder") have executed a Non-Competition, Confidentiality and Invention Assignment Agreement (the "Non-Competition Agreement").

  Each Employee-Stockholder who executed the Non-Competition Agreement agreed, for the term of employment and for a period of 12 months after the voluntary termination of employment, not to engage in any business activity that competes with the Company's financial services applications software or certain related consulting or training services. An Employee-Stockholder is prohibited from using or disclosing any confidential information without the prior consent of the Company. All developments, works of authorship and other inventions relating to the Company's services and products which an Employee-Stockholder makes or conceives during his or her employment with the Company will be the property of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  This report by the Compensation Committee of the Board of Directors discusses the Committee's compensation objectives and policies applicable to the Company's executive officers. The report reviews the Committee's policy generally with respect to the compensation of all executive officers as a group for fiscal 1997 and specifically reviews the compensation established for the Company's Chief Executive Officer as reported in the Summary Compensation Table. The Committee is composed entirely of non-employee directors of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, approves all policies under which compensation is paid or awarded to the Company's executive officers. The Committee is composed of Messrs. Anderson, McTavish and Minicucci.

COMPENSATION PHILOSOPHY

  The Company's executive compensation program has three objectives: (1) to align the interests of the executive officers with the interests of the Company's stockholders by basing a significant portion of an executive's compensation on the Company's performance, (2) to attract and retain highly talented and productive executives, and (3) to provide incentives for superior performance by the Company's executives. To achieve these objectives, the Committee has crafted a program that consists of base salary, short-term incentive compensation in the form of a bonus, and long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of the Company's employees.

  Each year, the Committee reviews the Company's executive compensation program. In its review, the Committee studies the compensation packages for executives of a peer group of the Company's most direct publicly held competitors for executive talent, assesses the competitiveness of the Company's executive compensation program and reviews the Company's financial performance for the previous fiscal year. The Committee also gauges the success of the compensation program in achieving its objectives in the previous year and considers the Company's overall performance objectives.

  Each element of the Company's executive compensation program is discussed below.

BASE SALARIES

  The Committee annually reviews the base salaries of the Company's executive officers. The base salaries for the Company's executive officers for fiscal 1997 are reflected in the Summary Compensation Table and were established by the Committee at the beginning of that fiscal year. In addition to considering the factors listed in the foregoing section that support the Company's executive compensation program generally, the Committee reviews the responsibilities of the specific executive position and the experience and knowledge of the individual in that position. The Committee also measures individual performance based upon a number of factors, including a measurement of the Company's historic and recent financial performance and the individual's contribution to that performance, the individual's performance on non-financial goals and other contributions of the individual to the Company's success, and gives each of these factors relatively equal weight without confining its analysis to a rigorous formula. As is typical of most corporations, the actual payment of base salary is not conditioned upon the achievement of any predetermined performance targets.

INCENTIVE COMPENSATION

  Bonuses established for executive officers are intended to motivate the individual to work hard to achieve the Company's financial and operational performance goals or to otherwise motivate the individual to aim for a high level of achievement on behalf of the Company in the coming year. The Committee does not have a formula for determining bonus payments, but establishes general target bonus levels for executive officers at the beginning of the fiscal year based in relatively equal measures upon the Committee's subjective assessment of the Company's projected revenues and other operational and individual performance factors and may adjust these targets during the year. Fifty percent of bonuses for executive officers during fiscal 1997 were tied directly to the Company's annual revenues. Based on their achievement of the individual and operational performance targets established by the Compensation Committee and the Company's increase in revenues for fiscal 1997, the Compensation Committee awarded the bonuses described in the Summary Compensation Table for fiscal 1997. In addition, in fiscal 1997 the Committee paid one-time bonuses to Messrs. Dmiszewicki and Reiff pursuant to the terms of their respective employment agreements. See "Executive Compensation--Employment Agreements."

LONG-TERM INCENTIVE COMPENSATION

  The Company's long-term incentive compensation plan for its executive officers is based upon the Company's Stock Option and Restricted Stock Purchase Plan. The Committee believes that placing a portion of executives' total compensation in the form of stock options achieves three objectives. It aligns the interest of the Company's executives directly with those of the Company's stockholders, gives executives a significant long-term interest in the Company's success and helps the Company retain key executives. In determining the number and terms of options to grant an executive, the Committee primarily considers subjectively the executive's past performance and the degree to which an incentive for long-term performance would benefit the Company.

BENEFITS

  The Committee believes the Company must offer a competitive benefits program to attract and retain key executives. The Company provides the same medical and other benefits to its executive officers that are generally available to its other employees.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  Pursuant to the terms of an employment agreement with the Company dated August 21, 1996, the Company's Chief Executive Officer initially received an annual salary of $280,000, subject to review annually by the Committee. In addition, at the end of each fiscal year, he will receive incentive compensation equal to 50% to 100% of his annual salary, with a minimum bonus of $140,000 for fiscal 1997 and payment thereafter to be determined by the Compensation Committee based on the Company's achievement of its annual operating plan. Based on the factors described below, the Committee set Mr. Wilson's base salary at $280,000 for fiscal 1997 and awarded him a bonus of $252,000 for fiscal 1997. Mr. Wilson's base compensation was increased by the Committee to $305,000 for fiscal 1998. Upon his commencement of employment with the Company, Mr. Wilson received options to purchase 300,000 shares of Common Stock at an exercise price of $5.50 per share and options to purchase 100,000 shares of Common Stock at an exercise price of $18.00 per share, with all options vesting in 25% annual increments commencing on September 30, 1997. In the event of termination of his employment, Mr. Wilson will receive 12 months of salary.

  The salary, bonus and stock options initially awarded to Mr. Wilson were determined based on the Committee's review of the compensation packages for chief executive officers of the Company's most direct publicly held competitors for such officers and its subjective assessment of Mr. Wilson's experience, knowledge and abilities. Successive salary adjustments, bonus payments and stock option or other long-term incentive compensation have been and will continue to be determined based on the same elements and measures of performance as is the compensation for the Company's other executive officers.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

  It is the responsibility of the Committee to address the issues raised by
Section 162(m) of the Internal Revenue Code, as amended (the "Code"). The revisions to this Code section made certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible to the companies beginning in 1994. The Committee has reviewed these issues and has determined that no portion of compensation payable to any executive officer for fiscal 1997 is non-deductible. The Company's Stock Option and Restricted Stock Plan limits to 500,000 the number of options or shares that may be awarded to any individual in a single year under that plan.

  Submitted by:           THE COMPENSATION COMMITTEE

                               Bruce K. Anderson
                              George L. McTavish
                              Robert A. Minicucci

                            STOCK PERFORMANCE GRAPH

  The following graph indicates the Company's cumulative total return to stockholders from June 30, 1995 (the first trading day of the Company's Common Stock), through September 30, 1997, as compared to cumulative total returns for the Nasdaq Stock Market (U.S.) index and a peer group of companies consisting of Gupta Corporation, Informix Corporation, Intersolv Corporation, Oracle Corporation and Sybase, Inc.

                   [GRAPH OF SEER TECHNOLOGIES APPEARS HERE]

                   COMPARISON OF THREE YEAR CUMULATIVE RETURN
              AMONG SEER TECHNOLOGIES, MARKET INDEX AND PEER INDEX

Measurement period          6/30/95  9/29/95  9/30/96  9/30/97
----------------------      -------  -------  -------  -------
Seer Technologies Inc.      100.00    72.89    28.92    32.53
Market Index                100.00   109.69   141.62   209.11
Peer Index                  100.00   105.07    80.76    73.33

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of the Company's Common Stock and subsequent reports of changes in such ownership with the Securities and Exchange Commission. Directors, executive officers and persons owning more than 10% of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for those persons, management believes that the Company's directors, executive officers and owners of more than 10% of the its Common Stock complied with all filing requirements in a timely manner during fiscal 1997.

         PROPOSAL 2: AMENDMENT OF THE STOCK OPTION AND RESTRICTED PLAN
               TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
                       RESERVED FOR ISSUANCE THEREUNDER

GENERAL

  The Board of Directors has approved and recommends that the stockholders approve an amendment to the Company's Stock Option and Restricted Stock Purchase Plan (the "Plan") to increase the number of shares of Common Stock authorized for issuance thereunder from 2,900,000 to 3,550,000. The text of the proposed amendment is attached as Appendix A.

  The Company has reserved 2,900,000 shares of Common Stock for issuance under the Plan and has reserved an additional 650,000 shares of Common Stock for issuance under the Plan subject to stockholder approval of this Proposal. As of December 31, 1997, 1,952,631 shares were subject to outstanding options under the Plan. The Plan provides for grants of options and awards of restricted stock for the purpose of attracting and motivating key employees and directors of the Company. All of the Company's employees, officers and directors are eligible for awards under the Plan. The Plan is administered by the disinterested members of the Compensation Committee and permits the grant of both incentive and non-qualified stock options under the Code and of restricted stock that may be purchased and held subject to vesting provisions and other restrictions. The disinterested members of the Compensation Committee determine which individuals will be granted options or restricted stock, the number of such securities to be granted and other terms and conditions applicable to the grants. The Plan requires the Company to deduct from the shares of Common Stock issuable upon exercise of a non-qualified stock option or the purchase of restricted stock shares of Common Stock with a fair market value equal to the participant's withholding tax liability. In the event of a change in control of the Company, holders of options will be entitled to receive the same consideration to which they would be entitled as stockholders had they exercised their options immediately prior to the change of control. Alternatively, the Board may, to the extent permitted by law, pay each holder of an option cash in an amount equal to the difference between the value of the consideration to be paid to the Company's stockholders (on a per share basis) and the exercise price of the option, multiplied by the number of shares of Common Stock vested under the terms of the option. If an option holder ceases to be an employee of the Company, the holder's right to exercise vested incentive stock options terminates after one month. If the holder's termination is by reason of disability or death, the holder (or his or her estate) has 12 months to exercise any vested incentive stock options. Termination provisions of non-qualified stock options are established by the disinterested members of the Committee and are typically identical to those of incentive stock options. Restricted stock remains subject to forfeiture in the event the vesting conditions attached to such stock are not met.

OPTIONS GRANTED UNDER THE PLAN

  The following table sets forth the number of vested and unvested options and shares of restricted stock granted under the Plan, net of exercises, to the persons and groups listed below as of December 31, 1997. No persons other than those listed below have received five percent or more of the options granted under the Plan. The fair market value of the Common Stock on December 31, 1997 was $5.25 per share, representing the closing price of the Common Stock reported by the Nasdaq Stock Market on that date.

                                               NUMBER OF SHARES NUMBER OF SHARES
                                                  SUBJECT TO     OF RESTRICTED
          NAME                                 OPTIONS GRANTED   STOCK GRANTED
          ----                                 ---------------- ----------------
Mr. Wilson...................................       400,000               0
Mr. Dmiszewicki..............................       150,000               0
Mr. McKinnie.................................        52,500           2,500
Mr. Reiff....................................       100,000               0
Mr. Anderson.................................             0               0
Mr. Cary.....................................         5,000               0
Mr. de Nicola................................             0               0
Mr. McTavish.................................         5,000               0
Mr. Minicucci................................             0               0
All current executive officers as a group....       812,500           3,750
All current directors who are not executive
 officers as a group.........................        10,000               0
All employees, including all current officers
 who are not executive officers, as a group..     1,942,631          63,500

FEDERAL INCOME TAX CONSEQUENCES

  Incentive Stock Options. An optionee will not recognize income upon the grant or exercise of an incentive stock option. Instead, the optionee will be taxed at the time he or she sells the stock purchased pursuant to the option. The optionee will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the optionee does not sell the stock within two years from the date of grant of the option and one year from the date the stock is transferred to the optionee, the gain will be capital gain, and the Company will not be entitled to a deduction. If the optionee sells the stock at a gain prior to that time, the difference between the amount the optionee paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income and the Company will be entitled to a corresponding deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount will be taxed as capital gain. If the optionee sells the stock for less than the amount he or she paid for it prior to the expiration of the one- or two-year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject an optionee to, or increase an optionee's liability for, the alternative minimum tax.

  Non-Qualified Stock Options. An optionee will not recognize income upon the grant of a non-qualified stock option under the Plan or at any time prior to the exercise of the option or a portion thereof. Generally, at the time the optionee exercises a non-qualified option or portion thereof, the optionee will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the underlying stock on the date the option is exercised over the option price of the stock and the Company will then be entitled to a corresponding deduction. At that time, the Company will be subject to income tax withholding requirements and will have the right to require an optionee who is or was an employee of the Company to remit in cash to the Company an amount sufficient to satisfy any federal, state and local tax requirements prior to the delivery of any certificate or certificates for such shares of stock.

  A subsequent taxable disposition of the stock acquired upon exercise of an option and held as a capital asset will result in a capital gain or loss measured by the difference between the fair market value of the stock on the date of the option exercise and the amount realized on later disposition.

  Restricted Stock. Plan participants will not be taxed upon the grant of a restricted stock award if such award is not transferable by the recipient or is subject to a "substantial risk of forfeiture," as defined in the Code. However, when the shares of Common Stock that are subject to the stock award become transferable by the recipient and are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the Common Stock subjects to the award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. However, if the recipient so elects at the time of receipt of an award that is subject to a substantial risk of forfeiture, he or she may include the fair market value of the stock subject to the award, less any amount paid for such stock, in income at the time of grant and the Company will also be entitled to a corresponding deduction as that time.

  THE FOREGOING IS A SUMMARY DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO OPTIONEES UNDER THE CODE AND SHOULD NOT BE CONSTRUED AS LEGAL, TAX OR INVESTMENT ADVICE. ALL PLAN PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM, INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE PLAN.

      PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  Unless otherwise directed by the stockholders, proxies will be voted for ratification of the appointment by the Board of Directors, upon the recommendation of the Audit Committee, of Coopers & Lybrand, L.L.P. ("Coopers & Lybrand") as the Company's independent accountants for fiscal 1998. If the appointment of Coopers & Lybrand is not ratified by the stockholders, the Audit Committee will reconsider its recommendation. The Company has been informed that no member of Coopers & Lybrand has any direct or material indirect financial interest in the Company or any of its subsidiaries. A representative of the firm will be presented at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1998.

               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

  Stockholders wishing to submit a proposal for action at the Company's 1999 Annual Meeting of Stockholders and desiring the proposal to be considered for inclusion in the Company's proxy materials relating thereto must provide a written copy of the proposal to the Secretary of the Company at its principal executive offices not later than September 24, 1998 and must otherwise comply with the rules of the Securities and Exchange Commission relating to stockholder proposals.

                                 ANNUAL REPORT

  The Company's 1997 Annual Report to Stockholders is being mailed to the Company's stockholders with this Proxy Statement. The Annual Report is not part of the proxy soliciting materials.

                                 OTHER MATTERS

  Management is not aware of any other matters to be considered at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy in their discretion to vote the proxies in accordance with their judgment of such matters.

                                          By Order of the Board of Directors,

                                          /s/ Thomas A. Wilson

                                          Thomas A. Wilson
                                          President, Chief Executive Officer
                                          and Director

  THE COMPANY WILL UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1997. REQUESTS FOR COPIES SHOULD BE DIRECTED TO INVESTOR RELATIONS, SEER TECHNOLOGIES, INC., 8000 REGENCY PARKWAY, CARY, NORTH CAROLINA 27511.

January 26, 1998

                                  APPENDIX A

                            FOURTH AMENDMENT TO THE
                   SEER TECHNOLOGIES, INC. STOCK OPTION AND
                        RESTRICTED STOCK PURCHASE PLAN

  THIS FOURTH AMENDMENT to the Seer Technologies, Inc. Stock Option and Restricted Stock Purchase Plan is made this 1st day of December, 1997, by SEER TECHNOLOGIES, INC., a Delaware corporation (hereinafter called the "Company").

                             W I T N E S S E T H:

  WHEREAS, the Company established the Seer Technologies, Inc. Stock Option and Restricted Stock Purchase Plan (the "Plan"), effective as of September 30, 1994; and

  WHEREAS, the Company now desires to amend the Plan to increase the maximum number of shares of stock that may be issued and sold under the Plan;

  NOW, THEREFORE, the Company does hereby amend the Plan, effective immediately as follows, subject to shareholder approval, by deleting Section
4.1 of the Plan and replacing it with the following:

  "4.1 Number of Shares. The total number of shares of Common Stock for which Options and/or Awards that may be granted under the Plan shall not exceed in the aggregate 3,550,000 shares of Common Stock (subject to adjustment as provided in Section 8 hereof)."

  IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed as of the date first above written.

                                          SEER TECHNOLOGIES, INC.

                                          By:  /s/ Thomas A. Wilson
                                             __________________________________

                                          Title: President and Chief Executive
                                          Officer
                                              _________________________________

ATTEST:

/s/ Dennis McKinnie
_____________________________________

Title:  Secretary
  _________________________________

          [CORPORATE SEAL]

--------------------------------------------------------------------------------

PROXY                       SEER TECHNOLOGIES, INC.

       PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                     OF STOCKHOLDERS -- FEBRUARY 20, 1998

        THOMAS A. WILSON and DENNIS MCKINNIE, or either of them, with full power of substitution, are hereby appointed proxies to vote all shares (unless a lesser number is specified on the other side) of Common Stock of Seer Technologies, Inc. (the "Company") that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on February 20, 1998, at The Solution Center, 1101 Slater Road, Brighton Hall, Research Triangle Park, North Carolina 27703, at 10:30 a.m. local time, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors, the approval of an amendment to the Company's Stock Option and Restricted Stock Purchase Plan and the ratification of the Company's independent public accountants as described in the Proxy Statement and in their discretion with respect to matters incident to the conduct of the meeting and matters as to which the Board of Directors does not know, as of a reasonable time before the solicitation of this proxy, are to be presented at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR EACH OF PROPOSALS 1 THROUGH 3 AND IN THE DISCRETION OF THE PROXY HOLDER(S) WITH RESPECT TO OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING, INCLUDING ANY ADJOURNMENTS THEREOF.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

------------------------------------------------------------------------------------------------------------------------------------
                            ___
A [X] PLEASE MARK YOUR     |                                                                                 |
      VOTES AS IN THIS     |                                                                                 |
      EXAMPLE.                                                                                                ------

                                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF
                                                      PROPOSALS 1 THROUGH 3.

No. 1           FOR      WITHHELD                                                                        FOR   AGAINST   ABSTAIN
  ELECTION      [ ]         [ ]     NOMINEES:                  No. 2  Proposal to approve an
  OF                                     Bruce K. Anderson            amendment to the Company's         [ ]     [ ]       [ ]
  DIRECTORS                              Frank T. Cary                Stock Option and Restricted Stock
                                         Anthony J. de Nicola         Purchase Plan to increase the
 (Instruction:  To withhold authority    George L. McTavish           number of shares of Common Stock
  to vote for any individual nominee,    Robert A. Minicucci          authorized for issuance
  write that nominee's name in the       Thomas A. Wilson             thereunder from 2,000,000 to
  space provided below.)                                              3,550,000.

------------------------------------                           No. 3  Proposal to ratify the
                                                                      appointment of Coopers & Lybrand,  [ ]     [ ]       [ ]
                                                                      L.L.P. as the Company's
                                                                      independent public accountants.


Signature(s) of Stockholder(s)                                                   Dated                            1998
                               -------------------------------------------------       --------------------------
NOTE:  Please mark and date the proxy and sign your name as it appears hereon.  If executed by a corporation, a duly authorized officer must sign by name and title.  Executors, administrators and trustees must so indicate when signing.  If shares are held jointly EACH holder must sign.
------------------------------------------------------------------------------------------------------------------------------------